Exhibit 11.2

Consent of Independent Auditor

We consent to the use in this Post Qualification Amendment No. 5 of Regulation A Offering Statement on Form 1-A of our report dated April 8, 2019, relating to the consolidated financial statements of Fundrise National For-Sale Housing eFund, LLC, appearing in this Post-Qualification Amendment of Regulation A Offering Statement.

We also consent to the reference of our firm under the heading “Experts” in such Post-Qualification Amendment of Regulation A Offering Statement.

/s/ RSM US LLP

McLean, Virginia

August 13, 2019